                                 EXHIBIT "A"


State of Utah
             Department of Commerce
   Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed
and approved on the 27 day of Jan 1994                       RECEIVED
In the office of this Division and hereby issue        1994 JAN 27 PM 4:14
this Certificate thereof.

Examiner  /S/     Date 1/31/94


                            ARTICLES OF AMENDMENT
                                    TO THE
                          ARTICLES OF INCORPORATION
                                      OF
                            UNITED DATACOPY, INC.

     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, UNITED DATACOPY, INC., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the Corporation is UNITED DATACOPY, INC.

     SECOND:   Article IV shall read as follows:

                                 Article IV
                              Authorized Shares
                              -----------------

     The aggregate number of shares of common stock which the corporation shall have authority to issue is fifty million (50,000,000) of a par value one mil ($0.001) each. The total authorized capital of this corporation is fifty thousand dollars ($50,000). There shall be but one class of stock, of equal right and preferences

     THIRD:     By executing these Articles of Amendment to the Articles of
Incorporation, the president and secretary of the Corporation do hereby certify that on January 27, 1994, the foregoing amendment to the Articles of Incorporation of UNITED DATACOPY, INC., was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 628,564 of which 346,597 shares voted for and no shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

     FOURTH:    The foregoing amendment effected a decrease in the authorized capital of the Corporation from $50,000,000 to $50,000, and stated capital of the Corporation from $628,564 to $628.56.

     DATED this 27th day of January, 1994.


                                     /S/ JOSEPH GOOTT
                                   ___________________________________
                                   Joseph Goott, President


                                     /S/ ELIZABETH GOOTT
                                   ____________________________________
                                   Elizabeth Goott, Secretary


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STATE OF UTAH         )
                      :
COUNTY OF SALT LAKE   )

     On this 27th day of January, 1994, personally appeared before me, the undersigned, a notary public, Joseph Goott and Elizabeth Goott, who being by me first duly sworn, declare that they are the president and secretary, respectively, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

          WITNESS MY HAND AND OFFICIAL SEAL.


       SEAL                          /S/
                                   __________________________________
                                   Notary Public